UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: NOVEMBER 13, 2002

AMERICAN CRYSTAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	33-83868; 333-11693; and 333-32251	84-0004720
(State or other jurisdiction of Incorporation)	(Commission) File Number)	(I.R.S. Employer Identification No.)

101 NORTH THIRD STREET
MOORHEAD, MN 56560	(218) 236-4400
(Address of principal executive offices)	(Registrant’s telephone number)

Item  9

American Crystal Sugar Company has announced at various shareholder meetings that the imposition of federal marketing allocations required under the Farm Bill of 2002 is estimated to result in shareholders being authorized to plant an aggregate of 480,000 acres of sugarbeets in 2003.  Assuming that the Board of Directors confirms this estimate, the planting tolerance for the 2003 sugarbeet crop would be set at approximately the equivalent of 96% of the outstanding shares of preferred stock, plus or minus 2%.  The actual planting tolerance will be established at a later date by resolution by the Board of Directors, and may differ from the estimate set forth herein.  Furthermore, the tolerance established by the Board of Directors will remain subject to change to reflect changes in planting conditions and the sugar marketing environment.

This report contains forward-looking statements and information based upon assumptions by the  Company’s management.  These forward-looking statements can be identified by the use of forward-looking terminology such as “expects”, “believes”, “will” or similar verbs or expressions.  If any of management’s assumptions prove incorrect or should unanticipated circumstances arise, the Company’s actual results could materially differ from those anticipated by such forward-looking statements.  The differences could be caused by a number of factors or combination of factors, including, but not limited to, those factors influencing the Company and its business which are described in  “Important Factors” section contained in the Company’s Annual Report on Form 10-K for fiscal year 2001.  Readers are urged to consider these factors when evaluating any forward-looking statement.  The Company undertakes no obligation to update any forward-looking statements in this report to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN CRYSTAL SUGAR COMPANY

Dated: November 13, 2002		/s/ Brian Ingulsrud
	By:	Brian Ingulsrud
	Its:	Corporate Controller and Chief Accounting Officer